Exhibit 8(a)(2)

                                                             [Logo] State Street


                       STATE STREET BANK AND TRUST COMPANY

                             CUSTODIAN FEE SCHEDULE

                            SCUDDER COMPLEX OF FUNDS
                            (As listed in Schedule A)

--------------------------------------------------------------------------------

I.   ADMINISTRATION
     --------------

     CUSTODY SERVICE
     ---------------

     Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions. Report portfolio positions.

     A. DOMESTIC ASSETS
        ---------------
        First $10 Billion              .60 Basis Points
        Second $10 Billion             .55 Basis Points
        Third $10 Billion              .50 Basis Points
        Fourth $10 Billion             .40 Basis Points
        Over $40 Billion               .30 Basis Points

     A minimum charge of $6,000 annually will be applied to new funds which do not reach $l00mm within one year from inception. This minimum charge would begin in the 13th month.

     B. GLOBAL ASSETS
        -------------

     Country Grouping
     ----------------

     Group A    Group B  Group C      Group D    Group E  Group F     Group G
     -------    -------  -------      -------    -------  -------     -------
     Euroclear  Austria  Australia    Denmark    Portugal Indonesia   Argentina
     Japan      Canada   Belgium      Finland    Spain    Malaysia    Bangladesh
                Germany  Hong Kong    France              Philippines Brazil
                         Netherlands  Ireland             South Korea Chile
                         New Zealand  Italy               Sri Lanka   China
                         Singapore    Luxembourg          Sweden      Columbia
                         Switzerland  Mexico              Taiwan      Cypress
                                      Norway                          Greece
                                      Thailand                        Hungary
                                      U.K.                            India
                                                                      Israel
                                                                      Pakistan
                                                                      Peru
                                                                      Turkey
                                                                      Uruguay
                                                                      Venezuela

     Holding Charges in Basis Points (Annual Fee)
     --------------------------------------------
     Group A    Group B    Group C    Group D    Group E    Group F    Group G
     -------------------------------------------------------------------------
       3.5        5.0        6.0        8.0        20.0       25.0       40.0
     -------------------------------------------------------------------------



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                                                             [LOGO] State Street

II.  PORTFOLIO TRADES - FOR EACH LINE ITEM PROCESSED
     -----------------------------------------------

     State Street Bank Repos                                $7.00

     DTC or Fed Book Entry                                 $12.00

     New York Physical Settlements                         $25.00

     PTC Purchase, Sale Deposit or Withdrawal              $16.00

     Global Trades

     Group A & B      Group C      Group D      Group E & F    Group G
     -----------------------------------------------------------------
        $25            $40          $50             $70          $150

III. OPTIONS
     -------

     Option charge for each option written or
     closing contract, per issue, per broker               $25.00

     Option expiration charge, per issue, per broker       $15.00

     Option exercised charge, per issue, per broker        $15.00

IV.  SPECIAL SERVICES
     ----------------

     Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for tax accounting/recordkeeping for options, financial futures, and other special items will be negotiated separately.

V.   EARNINGS CREDIT
     ---------------

     A balance credit equal to 75% of the 90 day CD rate in effect the last business day of each month will be applied to the Custodian Demand Deposit Account balance of each fund, net of check redemption service overdrafts, on a pro-rated basis against the fund's custodian fee, excluding out-of-pocket expenses. The balance credit will be cumulative and carried forward each month. Any excess credit remaining at year-end (December 31) will not be carried forward.


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                                                             [LOGO] State Street

VI.  OUT-OF-POCKET EXPENSES
     ----------------------

     A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

     Telephone
     Wire Charges ($5.00 per wire in and $5.25 out)
     Postage and Insurance
     Courier Service
     Duplicating
     Legal Fees
     Supplies Related to Fund Records
     Rush Transfer-$8.00 each
     Transfer Fees
     Sub-custodian Charges
     Price Waterhouse Audit Letter
     Federal Reserve Fee for Return Check items over $2,500 - $4.25 each GNMA Transfer - $15.00 each
     Stamp Duties
     Registration Fees


Scudder Complex of Funds
(as listed in Schedule A)                    STATE STREET BANK & TRUST COMPANY
-----------------------------------          ---------------------------------

By /s/ Pamela A. McGrath                     By: /s/ Michael L. Williams
  ---------------------------------             ------------------------------

Title: Treasurer and Vice President          Title: Vice President
      -----------------------------                ---------------------------

Date: August 1, 1994                         Date: July 27, 1994
     ------------------------------               ----------------------------




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                            Scudder Complex of Funds
                                   Schedule A

     Fund                                             Estimated Effective Date
     ----                                             ------------------------
     Scudder California Tax Free                      8/1/94
     Scudder Cash Investment Trust                    8/1/94
     Scudder U.S. Treasury Money                      8/1/94
     Scudder Limited Term Tax Free                    8/1/94
     Scudder Mass Limited Term Tax Free               8/1/94
     SFI Managed Cash                                 8/1/94
     SFI Managed Federal Securities                   8/1/94
     SFI Managed Government Securities                8/1/94
     SIFI Cash                                        8/1/94
     SIFI Federal                                     8/1/94
     SIFI Government                                  8/1/94
     Scudder Variable Life Balanced                   8/1/94
     Scudder Variable Life Growth & Income            8/1/94
     Scudder Variable Life Capital Growth             8/1/94
     Scudder Variable Life International              8/1/94
     Scudder Variable Life Bond                       8/1/94
     Scudder Variable Life Money Market               8/1/94
     SIFI Managed Tax Free                            8/15/94
     SIFI Tax Free                                    8/15/94
     Scudder California Tax Free Money                9/15/94
     Scudder Growth & Income                          9/15/94
     SFI Managed Intermediate Government              9/15/94
     Scudder Tax Free Money Fund                      9/15/94
     Scudder New York Tax Free Money                  9/15/94
     Scudder Ohio Tax Free                            10/1/94
     Scudder Pennsylvania Tax Free                    10/1/94
     Scudder GNMA                                     10/1/94
     Scudder Massachusetts Tax Free                   10/1/94
     Scudder New York Tax Free                        10/1/94
     Scudder Capital Growth                           10/1/94
     Scudder Value                                    10/1/94
     Scudder Quality Growth                           10/1/94
     Scudder Medium Term Tax Free                     10/1/94
     Scudder Zero Coupon 2000                         10/1/94
     Scudder High Yield Tax Free                      10/15/94
     Scudder Managed Municipal Bond                   10/15/94
     Scudder Balanced                                 11/1/94
     Scudder Income                                   11/1/94
     Scudder Global Fund                              1/1/95
     Scudder Gold                                     1/1/95
     Short Term Bond                                  1/1/95
     AARP Balanced Stock & Bond                       3/1/95
     AARP Capital Growth                              3/1/95
     AARP GNMA                                        3/1/95
     AARP Growth & Income                             3/1/95
     AARP High Quality Bond                           3/1/95
     AARP High Quality Money                          3/1/95
     AARP HQ Tax Free Money                           3/1/95
     AARP Ins TF General Bond                         3/1/95
     First Iberian                                    4/1/95